Exhibit 99.1

May 5, 2022

We are pleased to report our financial results for the first quarter of 2022. Consolidated net income for the first quarter was $2.5 million, or $0.55 per share compared to $2.9 million, or $0.64 cents per share, for the same period in 2021, a decrease of 13.7%. There were two primary reasons for the decrease in net income. As the SBA PPP program continues to run its course, outstanding balances of PPP loans have decreased due to forgiveness which has resulted in a reduction of fee income related to PPP loans of $381 thousand year over year. Second, gains on sales of real estate loans were sharply lower as long-term interest rates increased sharply in response to high inflation. Loans already in our pipeline with interest rates committed saw premiums reduced, causing management to elect to hold these loans in the portfolio rather than sustain losses on sales. This should be a temporary phenomenon as rates charged going forward are reflective of the current interest rate environment with interest rates stabilizing at new, higher levels.

Asset quality remains strong as no provision for loan losses was recorded for the three months ended March 31, 2022, compared to $150 thousand for the comparable quarter in 2021. All our commercial borrowers have exited pandemic related payment modifications and all but four of our residential customers have done the same.

Total assets were $1.2 billion as of March 31, 2022, compared to $1.1 billion as of March 31, 2021, an increase of $129.2 million, or 11.7%. Asset growth continued to be fueled by increases in customer deposits that were reinvested into investment securities and into our communities through loans to individuals, businesses, and municipalities.

Investment securities reached $287.6 million on March 31, 2022, compared to $157.8 million on March 31, 2021. The $129.8 million increase was caused by using low yielding excess liquidity to purchase higher yielding investments, primarily US Government Agency mortgage-backed securities. Since the settlement of these purchases, interest rates increased rapidly resulting in unrealized losses of $22.1 million in the securities portfolio as of March 31, 2022. The offset to recording the unrealized losses was an increase in deferred taxes included in other assets and	accumulated comprehensive losses of $17.5 million included in total equity. The Company had total equity capital of $69.4 million and a book value per share of $15.45 as of March 31, 2022, compared to $79.8 million and $17.81 per share as of March 31, 2021. The reduction in book value per share is the result of the unrealized loss on the investment portfolio and does not impact regulatory capital ratios.

Total loans outstanding as of March 31, 2022, were $831.0 million compared to $841.7 million as of March 31, 2021. The decrease in total loans was due to a reduction in pandemic related SBA PPP loans of $70.4 million and a reduction in $10.8 million in municipal loans. The pandemic related SBA PPP loans were designed to be short term in nature and have been forgiven in accordance with the PPP program. These decreases were partially offset by increases of $40.3 million in commercial real estate loans and $29.9 million in residential loans. Excluding SBA PPP loans forgiven, loan growth quarter over quarter was 7.8%.

We live in interesting times. Inflation is higher than it has been in decades, causing pain at the fuel pump and grocery stores. Russia has invaded Ukraine, causing senseless human carnage with more to come, sadly. The Federal Reserve meets on May 3rd and 4th, surely bringing us higher short term interest rates with hopes of a soft economic landing. Supply chains remain challenged, as do labor and housing markets. Yet here in Northern New England we anxiously await spring and its green leaves and flowers with another excellent maple season wrapped up. Despite the current uncertainty, we are confident facing the future and what it brings.

We are pleased to announce that the Board of Directors declared a cash dividend of $0.35 per share for the quarter payable May 5, 2022, to shareholders of record as of April 30, 2022.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)				Union Bankshares, Inc.

							DIRECTORS	OFFICERS
							Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	March 31, 2022	March 31, 2021	March 31, 2022		March 31, 2021	March 31, 2022	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

							Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)
							Dawn D. Bugbee	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$5,047	$4,684	Interest Income	$9,726	$9,500
							John M. Goodrich	John H. Steel - Secretary
							Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	45,755	51,822	Interest Expense	763	1,101		Gregory D. Sargent
			Net Interest Income	8,963	8,399		David S. Silverman
Interest Bearing Deposits in Banks	14,192	14,691					John H. Steel
			Provision for Loan Losses	—	150
Investment Securities	273,423	143,063	Net Interest Income After Provision for Loan Losses	8,963	8,249		Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	2,349	40,212
			Trust Income	209	185		DIRECTORS
Loans, net	828,614	801,489	Noninterest Income	1,846	2,436		Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
							Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,336)	(8,429)	Noninterest Expenses:				Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,410	3,083		Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	21,320	19,882					John M. Goodrich	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,305	1,169		Mary K. Parent	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	51,179	36,904					Nancy C. Putnam	Christopher M. Knapp - Northern NH
							Gregory D. Sargent	Coleen K. Kohaut - St. Albans
Total Assets	$1,233,543	$1,104,318	Occupancy Expense, net	527	477		David S. Silverman	Justin P. Lavely - St. Johnsbury
							Janet P. Spitler	Daniel J. Luneau - St. Albans
			Equipment Expense	916	798		John H. Steel	Mary K. Parent - St. Johnsbury
								Samuel H. Ruggiano - St. Albans
								Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	March 31, 2022	March 31, 2021	Other Expenses	1,956	1,926			David S. Silverman - All
							Union Bank Offices (ATMs at all Branch Locations)
			Total	8,114	7,453
Noninterest Bearing Deposits	$303,077	$231,992
			Income Before Taxes	2,904	3,417		VERMONT
Interest Bearing Deposits	726,864	648,960
							Berlin	1028 US Route 302	802.476.0061
Time Deposits	104,303	126,939	Income Tax Expense	422	541		Fairfax	Jct. Routes 104 & 128	802.849.2600
							Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	—	7,164	Net income	$2,482	$2,876		Jeffersonville	5062 VT Route 15	802.644.6600
							Jericho	368 VT Route 15	802.899.7500
Subordinated Debentures and Notes	16,179	—	Earnings per share	$0.55	$0.64		Johnson	198 Lower Main Street	802.635.6600
							Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	13,703	9,440	Book Value Per Share	$15.45	$17.81		Morrisville	20 Lower Main Street	802.888.6600
								65 Northgate Plaza	802.888.6860
Common Stock	9,937	9,911					Shelburne	5068 Shelburne Road	802.985.0250
							St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	1,878	1,504					St. Johnsbury	Operations and Loan Center
Retained Earnings								364 Railroad Street	802.748.3131
	79,259	72,494						Branch
Accumulated Other Comprehensive (loss) Income	(17,426)	81						325 Portland Street	802.748.3121
							Stowe	47 Park Street	802.253.6600
							Williston	Branch
Treasury Stock at Cost	(4,231)	(4,167)						31 Market St	802.878.7900
								Loan Center
Total Liabilities & Shareholders' Equity	$1,233,543	$1,104,318						31 Market St	802.865.1000
Standby letters of credit were $2,143,000 and $2,609,000 at March 31, 2022 and 2021, respectively.							NEW HAMPSHIRE
							Groveton	3 State Street	603.636.1611
							Littleton	263 Dells Road	603.444.7136
								76 Main Street	603.444.5321
							Lincoln	135 Main Street	603.745.4000
							North Conway	Commercial Loan Center
								2541 White Mountain Hwy	603.662.9408